Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	1311	27-4662601
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

(972) 371-5200

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

6.875% Senior Notes Due 2023

GUARANTORS

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Delaware Water Management Company, LLC	Texas	35-2514885
Longwood Gathering and Disposal Systems GP, Inc.	Texas	20-5668672
Longwood Gathering and Disposal Systems, LP	Texas	20-5668690
Longwood Midstream Delaware, LLC	Texas	61-1745124
Longwood Midstream Holdings	Texas	35-2585241
Longwood Midstream South Texas, LLC	Texas	37-1764590
Longwood Midstream Southeast, LLC	Texas	32-0448226
Matador Production Company	Texas	75-3131373
MRC Delaware Resources, LLC	Texas	37-1776519
MRC Energy Company	Texas	36-4535752
MRC Energy South Texas Company, LLC	Texas	30-0839694
MRC Energy Southeast Company, LLC	Texas	32-0447771
MRC Permian Company	Texas	20-4090232
MRC Permian LKE Company, LLC	Texas	37-1795459
MRC Rockies Company	Texas	26-4001290
Southeast Water Management Company, LLC	Texas	38-3939361

(1)	The address for each registrant’s principal executive office is 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, and the telephone number of each registrant’s principal executive office is (972) 371-5200.

Item	1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.**

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 9th of March, 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann
Vice President

EXHIBIT 6

March 9, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,641
Interest-bearing balances		187,583
Securities:
Held-to-maturity securities		12,346
Available-for-sale securities		215,837
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		51
Securities purchased under agreements to resell		18,962
Loans and lease financing receivables:
Loans and leases held for sale		10,277
Loans and leases, net of unearned income	778,519
LESS: Allowance for loan and lease losses	12,421
Loans and leases, net of unearned income and allowance		766,098
Trading Assets		32,465
Premises and fixed assets (including capitalized leases)		7,582
Other real estate owned		3,838
Investments in unconsolidated subsidiaries and associated companies		662
Direct and indirect investments in real estate ventures		7
Intangible assets
Goodwill		21,549
Other intangible assets		22,464
Other assets		54,238

Total assets		$1,373,600

LIABILITIES
Deposits:
In domestic offices		$1,000,959
Noninterest-bearing	272,069
Interest-bearing	728,890
In foreign offices, Edge and Agreement subsidiaries, and IBFs		94,619
Noninterest-bearing	633
Interest-bearing	93,986
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,042
Securities sold under agreements to repurchase		13,930

Dollar Amounts In Millions
Trading liabilities	13,662
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	55,913
Subordinated notes and debentures	19,642
Other liabilities	27,989

Total liabilities	$1,235,756

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,010
Retained earnings	32,028
Accumulated other comprehensive income	2,080
Other equity capital components	0

Total bank equity capital	137,637
Noncontrolling (minority) interests in consolidated subsidiaries	207

Total equity capital	137,844

Total liabilities, and equity capital	$1,373,600

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
David Hoyt
Avid Modjtabai